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                                                                    EXHIBIT 10.3

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:


Hunton & Williams
600 Peachtree Street, N.E.
Suite 4100
Atlanta, Georgia 30308
Attn: W. Tinley Anderson, III

--------------------------------------------------------------------------------
                                             SPACE ABOVE LINE FOR RECORDER'S USE


                       DEED OF TRUST, ASSIGNMENT OF RENTS
                        AND LEASES AND SECURITY AGREEMENT

         THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (this "Deed of Trust"), dated as of October 17, 2001, is made by CIDCO INCORPORATED, a Delaware corporation whose address is 220 Cochrane Circle, Morgan Hill, California 95037 ("Grantor"), to FIDELITY NATIONAL TITLE COMPANY whose address is 2150 North 1st Street, San Jose, California 95131 ("Trustee"), for the use and benefit of EARTHLINK, INC., a Delaware corporation, whose address is 1375 Peachtree Street, N.W., Level A., Atlanta, Georgia 30309 ("Beneficiary"), and is executed pursuant to the Advance Agreement dated as of the date of this Deed of Trust (such Advance Agreement, as it may from time to time be supplemented, modified and amended, being referred to in this Deed of Trust as the "Agreement"), the provisions of which are incorporated in this Deed of Trust by reference. Capitalized terms used in this Deed of Trust and not otherwise defined herein are used with the meanings set forth in the Agreement.

         1. Grant in Trust and Security Agreement. FOR VALUABLE CONSIDERATION, GRANTOR IRREVOCABLY GRANTS, TRANSFERS, MORTGAGES AND ASSIGNS TO TRUSTEE, IN TRUST, WITH THE POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, IN THE FOLLOWING PROPERTY (THE "TRUST PROPERTY"), SUBJECT ONLY TO THE PERMITTED PRIOR
EXCEPTIONS:

              (a) the real property described in Exhibit "A" attached to this Deed of Trust and incorporated in this Deed of Trust by reference (the "Land");

              (b) all buildings, structures and other improvements now or in the future located or to be constructed on the Land (the "Improvements");

              (c) all tenements, hereditaments, appurtenances, privileges and other rights and interests now or in the future benefitting or otherwise relating to the Land or the Improvements, including easements, rights-of-way, development rights, mineral rights,


                                      -1-
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         water rights and water stock (the "Appurtenances," and together with the Land and the Improvements, the "Real Property");

              (d) subject to the assignment to Beneficiary set forth in Section
         3.8 below, all leases of the Trust Property ("Leases") and all rents, issues, income, revenues, royalties and profits now or in the future payable with respect to or otherwise derived from the Real Property or the ownership, use, management, operation, leasing or occupancy of the Real Property, including those past due and unpaid (the "Rents");

              (e) all present and future right, title and interest of Grantor in and to all inventory, equipment, fixtures and other goods (as those terms are defined in the California Uniform Commercial Code (the "UCC"), and whether existing now or in the future) now or in the future located at, upon or about, or affixed or attached to or installed in, the Real Property, or used or to be used in connection with or otherwise relating to the Real Property or the ownership, use, development, construction, maintenance, management, operation, marketing, leasing or occupancy of the Real Property, including furniture, furnishings, machinery, appliances, building materials and supplies, generators, boilers, furnaces, water tanks, heating, ventilating and air conditioning equipment and all other types of tangible personal property of any kind or nature, and all accessories, additions, attachments, parts, proceeds, products, repairs, replacements and substitutions of or to any of such property (the "Goods," and together with the Real Property, the "Property"); and

              (f) all present and future right, title and interest of Grantor in and to all accounts, general intangibles, chattel paper, deposit accounts, money, instruments and documents (as those terms are defined in the UCC) and all other agreements, obligations, rights and written materials (in each case whether existing now or in the future) now or in the future relating to or otherwise arising in connection with or derived from the Property or any other part of the Trust Property or the ownership, use, development, construction, maintenance, management, operation, marketing, leasing, occupancy, sale or financing of the Property or any other part of the Trust Property, including (i) permits, approvals and other governmental authorizations, (ii) improvement plans and specifications and architectural drawings, (iii) agreements with contractors, subcontractors, suppliers, project managers and supervisors, designers, architects, engineers, sales agents, leasing agents, consultants and property managers, (iv) to the extent assignable, takeout, refinancing and permanent loan commitments,
         (v) to the extent assignable, warranties, guaranties, indemnities and insurance policies (including insurance policies obtained in accordance with the Agreement), together with insurance payments and unearned insurance premiums, (vi) claims, demands, awards, settlements and other payments arising or resulting from or otherwise relating to any insurance or any loss or destruction of, injury or damage to, trespass on or taking, condemnation (or conveyance in lieu of condemnation) or public use of any of the Property, (vii) any cash collateral account maintained pursuant to any of the Loan Documents, and any amounts deposited by Grantor with Beneficiary which are to be held in any such cash collateral account, (viii) leases, rental agreements, license agreements, service and maintenance agreements, purchase and sale agreements and purchase options, together with advance payments, security deposits and other amounts paid to or deposited with Grantor under any such


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         agreements, (ix) reserves, deposits, bonds, deferred payments, refunds, rebates, discounts, cost savings, escrow proceeds, sale proceeds and other rights to the payment of money, trade names, trademarks, goodwill and all other types of intangible personal property of any kind or nature, and (x) all supplements, modifications, amendments, renewals, extensions, proceeds, replacements and substitutions of or to any of such property (the "Intangibles," and together with the Appurtenances and the Rents, the "Rights").

         Grantor further grants to Beneficiary, pursuant to the UCC, a security interest in all present and future right, title and interest of Grantor in and to all Goods and Intangibles in which a security interest may be created under the UCC (the "Personal Property").

         TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted onto Trustee, its successors and assigns for the uses and purposes set forth, until the Secured Obligations are fully paid and performed, or as otherwise provided below, at which time this Deed of Trust shall be void and Beneficiary shall, at the request of Grantor, execute and deliver to Grantor a release of this Deed of Trust.

         2. Secured. This Deed of Trust is given for the purpose of securing payment and performance of the following (the "Secured Obligations"): (a) all present and future indebtedness incurred by Grantor under the Agreement in the face principal amount of up to $5,000,000, including principal, interest and all other amounts payable under the terms of the above-described Debt, (b) all present and future obligations of Grantor under this Deed of Trust; (c) all other present and future obligations of Grantor to Beneficiary under the Agreement, the Security Agreement between the Grantor and Beneficiary dated on or about the date hereof and all other agreements and instruments related thereto (collectively, "Loan Documents"); and (d) all additional present and future obligations of Grantor to Beneficiary under any other mortgage, deed of trust, deed to secure debt, agreement or instrument (whether existing now or in the future) securing the Debt under the Agreement; in each case as such indebtedness and other obligations may from time to time be supplemented, modified, amended, renewed and extended, whether evidenced by new or additional documents or resulting in a change in the interest rate on any indebtedness or otherwise.

         3. Grantor's Covenants. To protect the security of this Deed of Trust, Grantor agrees as follows:

         3.1. Payment and Performance of Secured Obligations. Grantor shall pay and perform all Secured Obligations in accordance with the respective terms of such Secured Obligations, whether evidenced by or arising under this Deed of Trust, the Note, any of the other Loan Documents or otherwise.

         3.2. Maintenance of Trust Property. Unless Beneficiary otherwise consents in writing, Grantor shall (a) keep the Property in good condition and repair, repair or restore any part of the Real Property that may be injured, damaged or destroyed, and in each case pay when due all valid claims for labor, service, equipment and material and any other costs incurred in connection with any such action, except that Grantor shall not be required to pay any such claim or cost which is being actively contested in good faith by appropriate proceedings, (b) not remove, demolish or materially alter any Improvements, (c) not commit or permit any waste of


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any part of the Real Property, (d) not permit or consent to any restriction that would prevent or otherwise impair the use or development of the Real Property for the purposes contemplated by the Agreement, (e) comply in all material respects with all laws and other requirements, and not commit or permit any material violation of any laws or other requirements, which affect any part of the Trust Property or require any alterations or improvements to be made to any part of the Real Property, (f) take such action from time to time as may be reasonably necessary or appropriate, or as Beneficiary may reasonably require, to protect the physical security of the Real Property, (g) except as otherwise permitted by the Agreement, not part with possession of or abandon any part of the Trust Property or cause or permit any interest in any part of the Trust Property to be sold, transferred, leased, encumbered, released, relinquished, terminated or otherwise disposed of (whether voluntarily, by operation of law or otherwise), and (h) take all other action which may be reasonably necessary or appropriate to preserve, maintain and protect the Trust Property, including the enforcement or performance of any rights or obligations of Grantor or any conditions with respect to any Rights.

         Without limitation on any obligations of Grantor under the preceding paragraph, in the event that (i) all or a substantial or material portion of the Real Property is injured, damaged or destroyed by fire or other casualty, or
(ii) any of the Real Property is damaged, destroyed or lost and any Damage Proceeds (as defined in Section 3.3) are payable as a result of such occurrence and the cost of the repair, restoration or replacement is reasonably expected to exceed $100,000.00 or (iii) any part (but less than all) of the Real Property is condemned, seized or appropriated by any governmental agency (or conveyed, with Beneficiary's consent, in lieu of any such action), the following additional provisions shall apply:

              (A) within 30 days (or such longer period as Beneficiary may approve in writing) after the date of such injury, damage, destruction, loss or other event, Grantor shall deliver to Beneficiary, in form and substance reasonably satisfactory to Beneficiary: (1) a written plan for the repair, restoration or replacement of the Real Property (any such repair, restoration or replacement being referred to as a "Restoration"), including the estimated cost of the Restoration and time of completion, (2) if requested by Beneficiary, a copy of the plans and specifications for the Restoration, and (3) such other Documents and information relating to the Restoration as Beneficiary may reasonably request;

              (B) if and to the extent required by Beneficiary, any contracts entered into by Grantor with architects, contractors, subcontractors or suppliers in connection with the Restoration shall be in form and substance and with a Person reasonably satisfactory to Beneficiary;

              (C) the Restoration shall be conducted in accordance with such procedures and requirements as Beneficiary may reasonably specify, and shall be in substantial conformity with the applicable plans and specifications and the plan referred to in paragraph (A) above and in compliance in all material respects with all applicable laws and other requirements;

              (D) if Beneficiary reasonably determines at any time that any available Damage Proceeds that Beneficiary may be required to release to Grantor for the Restoration pursuant to Section 3.3 are or may be insufficient to pay for all costs of


                                      -4-
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         completing the Restoration, then Grantor shall deposit with
         Beneficiary, on demand, an amount deemed reasonably necessary by Beneficiary to cover such insufficiency (any such amount to be held and disbursed by Beneficiary in accordance with paragraph (E) below); and

              (E) any Damage Proceeds that Beneficiary may be required to release to Grantor for the Restoration pursuant to Section 3.3, together with any amounts deposited by Grantor with Beneficiary pursuant to paragraph (D) above, shall be held by Beneficiary in a cash collateral account (over which Beneficiary shall have sole and exclusive control and right of withdrawal), shall be used solely to pay the cost of the Restoration and shall be disbursed in accordance with such terms, conditions and procedures as Beneficiary may reasonably require (including compliance by Grantor with the provisions of paragraphs (A) through (D) above), provided that (1) Beneficiary shall have no obligation to disburse any such amounts if an Event of Default has occurred and is continuing, and (2) if the amount of any such Damage Proceeds received by Beneficiary exceeds the cost of completing the Restoration, the excess may be applied by Beneficiary to the Secured Obligations in such order and manner as Beneficiary may determine or, at the option of Beneficiary, may be released to Grantor.

         Any application or release of Damage Proceeds or additional amounts deposited with Beneficiary pursuant to paragraph (D) above (whether under this Section 3.2 or Section 3.3) shall not cure or waive any Event of Default or notice of default or invalidate any act done pursuant to such notice.

         Notwithstanding anything to the contrary contained in this Section 3.2, so long as no Event of Default has occurred and is continuing, the Beneficiary shall not take any action or require Grantor to take any action or prevent Grantor from taking any action pursuant to this Section 3.2 that violates a Lease so long as there is no default under such Lease.

         3.3. Insurance; Condemnation and Damage Claims. Grantor shall maintain fire and other insurance on the Real Property to the extent required by the Agreement. All proceeds of any claim, demand, award, settlement or other payment arising or resulting from or otherwise relating to any such insurance or any loss or destruction of, injury or damage to, trespass on or taking, condemnation (or conveyance in lieu of condemnation) or public use of any of the Real Property (a "Damage Claim") are assigned and shall be payable and delivered to Beneficiary (any such proceeds of any Damage Claim being referred to in this Deed of Trust as "Damage Proceeds"); provided, however, that so long as no Event of Default has occurred and is continuing, if the Damage Proceeds are less than $100,000.00, Beneficiary shall pay over and deliver such Damage Proceeds to Grantor for the Restoration of the Property subject to the provisions of Section 3.2, except that Beneficiary shall not be required to release such Damage Proceeds (and may apply such Damage Proceeds to the Secured Obligations as set forth above) to the extent that such Damage Proceeds relate to any condemnation, seizure or other appropriation by any Governmental Agency of all of the Real Property (including Damage Proceeds payable in lieu of any such action), and Grantor shall use the Damage Proceeds for restoration as provided herein. Grantor shall take all action reasonably necessary or required by Beneficiary in order to protect Grantor's and Beneficiary's rights and interests with respect to any Damage Claim, including the commencement of, appearance in and prosecution of any


                                      -5-
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appropriate action or other proceeding, and Beneficiary may in its discretion participate in any such action or proceeding at the expense of Grantor.

         So long as no Event of Default has occurred and is continuing, Grantor may settle, compromise or adjust any Damage Claim with the prior written consent of Beneficiary (which shall not be unreasonably withheld, conditioned or delayed). Upon the occurrence and during the continuance of any Event of Default, Beneficiary shall have the sole right to settle, compromise or adjust any Damage Claim in such manner as Beneficiary may determine, and for this purpose Beneficiary may, in its own name or in the name of Grantor, take such action as Beneficiary deems appropriate to realize on any such Damage Claim. In either case, all Damage Proceeds payable in connection with any such Damage Claim shall be delivered directly to Beneficiary as provided in the preceding paragraph.

         Any Damage Proceeds received by Beneficiary may be applied by Beneficiary in payment of the Secured Obligations in such order and manner as Beneficiary may determine; provided, however, that so long as no Event of Default has occurred and is continuing, Beneficiary shall release such Damage Proceeds to Grantor for the Restoration of the Real Property in the manner set forth in Section 3.2, except that Beneficiary shall not be required to release such Damage Proceeds (and may apply such Damage Proceeds to the Secured Obligations as set forth above) to the extent that such Damage Proceeds relate to any condemnation, seizure or other appropriation by any Governmental Agency of all of the Real Property (including Damage Proceeds payable in lieu of any such action), or if Beneficiary has reasonably determined that the Restoration of the Property is not economically practicable or is not likely to be completed prior to the Maturity Date.

         3.4. Liens and Taxes. Subject to the right of Grantor to contest any such payments in accordance with the terms of the Agreement, Grantor shall (a) pay, prior to delinquency, all Taxes which are or may become a Lien affecting any part of the Trust Property and not give its express consent or affirmative vote to any Special Taxes which affect or may affect any of the Trust Property without first obtaining Beneficiary's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned (but shall not be required to contest the imposition of Special Taxes), (b) keep the Trust Property free and clear of all Liens and Rights of Others, subject only to Permitted Exceptions and Permitted Transfers, (c) diligently post and record notice of nonresponsibility where appropriate, and (d) pay and perform when due all other obligations secured by or constituting a Lien affecting any part of the Trust Property, except that the Grantor shall not be required to pay or perform any such Taxes, Liens or other obligations which arc being actively contested in good faith by appropriate proceedings, provided that the Grantor has posted such security for the payment or performance of such Taxes, Liens or other obligations as any Governmental Agency may require, or, to the extent such Taxes, Liens or other obligations exceed $50,000 in the aggregate, the Beneficiary may reasonably require (not to exceed 100% of the potential liability thereunder) and, by reason of nonpayment, none of the Collateral or any Lien or other interest of the Beneficiary under this Deed of Trust or any of the other Loan Documents is prejudiced or in danger of being sold, foreclosed or otherwise lost or forfeited, and provided further that if any action or other proceeding is instituted to enforce any Lien against any of the Collateral, the Grantor shall immediately make such payments, obtain such surety bonds and/or take such other action as the Beneficiary may reasonably require in order to release such Lien.


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         3.5. Actions. Grantor shall appear in and defend any claim or any action or other proceeding purporting to affect title or other interests relating to any part of the Trust Property, the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee, and give Beneficiary and Trustee prompt written notice of any such claim, action or proceeding. Beneficiary may, at the expense of Grantor, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Beneficiary in connection with or relating to any part of the Trust Property or this Deed of Trust, and the Grantor shall take or cause to be taken such further action and execute and deliver or cause to be executed and delivered such further documents as Beneficiary or Trustee may, from time to time, reasonably require to maintain, perfect, protect, assure and confirm the Beneficiary's and Trustee's rights and interests (including rights and interests in the Trust Property), the Grantor's Obligations and the interest of the parties under this Deed of Trust.

         3.6. Action By Beneficiary. If Grantor fails to perform any of its obligations under Section 3.3 and 3.4 of this Deed of Trust, Beneficiary or Trustee may, but without any obligation to do so and without notice to or demand upon Grantor (except that Beneficiary or Trustee shall give Grantor fifteen (15) business days notice if either believe such notice shall not impair their interests hereunder) and without releasing Grantor from any obligations under this Deed of Trust, and at the expense of Grantor: (a) perform such obligations in such manner and to such extent and make such payments and take such other action as Beneficiary or Trustee may deem necessary in order to protect the security of this Deed of Trust, Beneficiary or Trustee being authorized to enter upon the Real Property for such purposes, (b) appear in and defend any claim or any action or other proceeding purporting to affect the priority of the Lien of this Deed of Trust, the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee hereunder, and (c) pay, purchase, contest or compromise any Lien or Right of Others which in the reasonable judgment of Beneficiary or Trustee is or appears to be or may for any reason become prior or superior to this Deed of Trust unless Grantor is actively contesting the same in good faith by appropriate proceedings. If Beneficiary or Trustee shall elect to pay any such Lien or Right of Others or any Taxes which are or may become a Lien affecting any part of the Trust Property or make any other payments to protect the security of this Deed of Trust, Beneficiary or Trustee may do so without inquiring into the validity or enforceability of any apparent or threatened Lien, Right of Others or Taxes, and may pay any such Taxes in reliance on information from the appropriate taxing authority or public office without further inquiry.

         3.7. Obligations With Respect to Trust Property. Beneficiary and Trustee shall be under no obligation to preserve, maintain or protect the Trust Property or any of Grantor's rights or interests in the Trust Property, or make or give any presentments, demands for performance, protests, notices of nonperformance, protest or dishonor or other notices of any kind in connection with any Rights, or take any other action with respect to any other matters relating to the Trust Property. Beneficiary does not assume and shall have no liability for, and shall not be obligated to perform, any of Grantor's obligations with respect to any Rights or any other matters relating to the Trust Property, and nothing contained in this Deed of Trust shall release Grantor from any such obligations.

         3.8. Assignment of Leases and Rents. Grantor irrevocably grants, transfers and assigns to Beneficiary, during the continuance of this Deed of Trust, all of Grantor's right, title and interest in and to the Leases and Rents as further security for the payment and performance

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of the Secured Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Secured Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Loan is paid in full or as otherwise provided in the Agreement, but Beneficiary hereby waives the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five (5) days written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for leases specifically identified to Beneficiary, security deposits and estimated payments of percentage rent, if any).

         3.9. Default. Upon the occurrence of any Event of Default: (a) Grantor shall be in default under this Deed of Trust, and upon acceleration of the maturity of any Secured Obligations in accordance with the terms of the Agreement, all Secured Obligations shall immediately become due and payable without further notice to Grantor; (b) upon demand by Beneficiary, Grantor shall pay to Beneficiary, in addition to all other payments specifically required under the Loan Documents, in monthly installments, at the times and in the amounts required by Beneficiary from time to time, sums which when cumulated will be sufficient to pay one month prior to the time the same become delinquent, all Taxes which are or may become a Lien affecting the Trust Property and the premiums for any policies of insurance to be obtained under the Agreement (all such payments to be held in a cash collateral account over which Beneficiary shall have sole and exclusive control and right of withdrawal); and
(c) Beneficiary may, without notice to or demand upon Grantor, which are expressly waived by Grantor (except for notices or demands otherwise required by applicable laws to the extent not effectively waived by Grantor and any notices or demands specified below), and without releasing Grantor from any of its Obligations, exercise any one or more of the following Remedies as Beneficiary may determine:

              (i) Enter upon and take possession of the Trust Property or any part thereof, with or without legal action, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Property, or any part thereof or the value of this Deed of Trust (including, without limitation, entering into new leases of all or any part of the Trust Property) and, with or without taking possession of the Trust Property, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including reasonable attorneys' fees, upon the Indebtedness, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust

         Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Trust Property or the collection, receipt and application of rents, issues or profits, Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law.

              (ii) Bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to enforce any of the covenants, terms or conditions hereof and Beneficiary shall have the right to specific performance, injunction and any other equitable right or remedy as though other remedies were not provided in this Deed of Trust.

              (iii) Elect to cause the Trust Property or any part thereof to be sold as follows, Grantor hereby expressly waiving any right which it may have to direct the order in which any of the Trust Property may be sold:

                  (a) Beneficiary may proceed as if all of the Trust Property were real property, in accordance with subparagraph (c) below, or Beneficiary may elect to treat any of the Trust Property which consists of personal property separate and apart from the sale of real property, the remainder of the Trust Property being treated as real property,

                  (b) Beneficiary may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided or Beneficiary may delay any such sale or other disposition for such period of time as Beneficiary deems to be in its best interest. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest;

                  (c) Should Beneficiary elect to sell the Trust Property upon which Beneficiary elects to proceed under the laws governing foreclosure of or sales pursuant to Deeds of Trust, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, Trustee, at the time and place specified by the notice of sale, shall sell such Trust Property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the Beneficiary's credit bid rights as provided below. Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Trust Property consists of several lots or parcels, Beneficiary may elect to sell the Trust Property either as a whole or in separate lots or parcels. If Beneficiary elects to sell in separate lots or parcels, Beneficiary may designate the order in which such lots or parcels shall be offered for sale or sold. Any person, including

              Grantor, Trustee or Beneficiary, may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession;

                  (d) In the event of a sale or other disposition of any such property, or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts, such as an Event of Default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payments of purchase money, and any other fact affecting the regularity or validity of such sale or disposition shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein; and

                  (e) Beneficiary and/or Trustee shall apply the proceeds of any sale or disposition hereunder in the order provided below in this Deed of Trust.

              (iv) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Agreement or the other Loan Documents;

              (v) apply for the appointment of a receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Secured Obligations and without regard for the solvency of the Grantor, any Guarantor or of any Person, firm or other entity liable for the payment of the Secured Obligations;

              (vi) enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Grantor with respect to the Trust Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict lessees, and demand, sue for, collect and receive all earnings, revenues, rents, issues profits and other income of the Trust Property and every part thereof; and (E) apply the receipts from the Trust Property to the payment of the Secured Obligations, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees; and

              (vii) pursue such other rights and remedies as may be available at law or in equity or under the UCC.

         In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

         All proceeds of collection, sale or other liquidation of the Trust Property shall be applied first to all costs, fees, expenses and other amounts (including interest) payable by Grantor under Section 3.10 of this Deed of Trust and to all other Secured Obligations not otherwise repaid in such order and manner as Beneficiary may determine, and the remainder, if any, to the person or persons legally entitled thereto.

         Each of the Remedies provided in this Deed of Trust is cumulative and not exclusive of, and shall not prejudice, any other Remedy provided in this Deed of Trust or by applicable laws or under any other Loan Document. Each Remedy may be exercised from time to time as often as deemed necessary by Beneficiary (or Trustee), and in such order and manner as Beneficiary (or Trustee) may determine. This Deed of Trust is independent of any other security for the Secured Obligations, and upon the occurrence of an Event of Default, Beneficiary (or Trustee) may proceed in the enforcement of this Deed of Trust independently of any other Remedy that Beneficiary (or Trustee) may at any time hold with respect to the Trust Property or the Secured Obligations or any other security. Grantor, for itself and for any other person claiming by or through Grantor, waives, to the fullest extent permitted by applicable Laws, all rights to require a marshalling of assets by Beneficiary (or Trustee) or to require Beneficiary (or Trustee) to first resort to any particular portion of the Trust Property or any other security (whether such portion shall have been retained or conveyed by Grantor) before resorting to any other portion, and all rights of redemption, stay and appraisal.

         Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale or under or by virtue of Section 2924 et. seq. of the California Civil Code, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Agreement, and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited as having been paid.

         3.10. Trustee's Powers and Liabilities.

              (a) Powers of Trustee. At any time during an Event of Default, without liability therefor and without notice, upon the written request of Beneficiary and presentation of the Note and this Deed of Trust for endorsement, without affecting the personal liability of any person for the payment of the indebtedness secured hereby, and without affecting the lien of this Deed of Trust upon the Trust Property for the full amount of all amounts secured hereby, Trustee may (i) reconvey all or any part of the Trust Property, (ii) consent to the making of any map or plat thereof, (iii) join in granting any easement thereon or in creating any covenants or conditions restricting use or occupancy thereof, or (iv) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

              (b) Reconveyance. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust to Trustee for cancellation and retention, and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in any such reconveyance of any matters or facts shall be conclusive proof of the truth thereof.

              (c) Compensation and Indemnification of Trustee. Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trusts hereby created and Grantor hereby agrees to pay the same. Trustee shall be indemnified, held harmless and reimbursed by Grantor for any liability, damage or expense, including reasonable attorneys' fees and amounts paid in settlement, which Trustee may incur or sustain in connection with this Deed of Trust or in the doing of any act which Trustee is required or permitted to do by the terms hereof or by law.

              (d) Substitute Trustees. Beneficiary may substitute the Trustee hereunder in any manner now or hereafter provided by law, or in lieu thereof, Beneficiary may from time to time, by an instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county or counties where the Trust Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall thereupon, and without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties. Such instrument must contain the name of the original Grantor, Trustee and Beneficiary hereunder, the book and page where this Deed of Trust is recorded, the legal description of the Land and the name and address of the new Trustee.

              (e) Acceptance by Trustee. The acceptance by Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

              (f) Trust Irrevocable; No Offset. The trust created hereby is irrevocable by Grantor. No offset or claim that Grantor now or may in the future have against Beneficiary shall relieve Grantor from paying installments or performing any other obligation herein or secured hereby.

              (g) Corrections. Grantor will, upon request of Beneficiary or Trustee, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgment hereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by Beneficiary or Trustee to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interests hereby created any of Grantor's properties, rights or interest covered or intended to be covered hereby, and to perfect and maintain such lien and security interest.

         3.11. Costs, Fees and Expenses. Grantor shall pay, on demand, all reasonable costs, fees, expenses, advances, charges, losses and liabilities of Beneficiary under or in connection with this Deed of Trust or the enforcement of, or the exercise of any Remedy or any other action taken by Beneficiary under, this Deed of Trust or the collection of the Secured Obligations, in each case including (a) reconveyance and foreclosure fees of Beneficiary, (b) costs and expenses of Beneficiary or any receiver appointed under this Deed of Trust in connection with the operation, maintenance, management, protection, preservation, collection, sale or other liquidation of the Trust Property or foreclosure of this Deed of Trust, (c) advances made by Beneficiary to complete or partially construct all or any part of any construction which may have commenced on the Land or otherwise to protect the security of this Deed of Trust, (d) cost of evidence of title, and (e) the actual, reasonable fees and disbursements of Beneficiary's legal counsel and other out-of-pocket expenses, together with interest on all such amounts until paid at the applicable interest rate under the Note.

         3.12. Late Payments. By accepting payment of any part of the Secured Obligations after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other Secured Obligations or to declare a default for failure to so pay.

         3.13. Remedies of Grantor. In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or unreasonably delayed acting in any case where by law or under the Agreement, this Deed of Trust or the other Loan Documents, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Grantor's remedies shall be limited to injunctive relief or declaratory judgment.

         3.14. Attorney-in-Fact. Grantor appoints Beneficiary as Grantor's attorney-in-fact, with full authority in the place of Grantor and in the name of Grantor or Beneficiary, to take such action and execute such documents as Beneficiary may reasonably deem necessary or advisable in connection with the exercise of any Remedies or any other action taken by Beneficiary under this Deed of Trust after the occurrence and during the continuance of an Event of Default.

         3.15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Secured Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

         3.16. Security Agreement under Uniform Commercial Code.

         (A) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State of California. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

         (B) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate;
              (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of the applicable provision of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of the Deed of Trust.

         (C) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form reasonably satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

         (D) Grantor agrees that this Deed of Trust covers certain goods and materials which are or are to become related to or affixed on the Real Estate, and therefore constitutes a "fixture filing" with respect to such goods and materials. To the extent permitted by applicable law, Grantor agrees that the filing of this Deed of Trust in the relevant real estate records in which the Trust Property is located shall operate as a fixture filing with respect to all goods and materials constituting a part of the Trust Property. For such purpose, the following information is set forth:

                            (A)     Name and Address of Grantor:

                                    CIDCO INCORPORATED

                                    225 Cochrane Circle

                                    Morgan Hill, CA  95037

                            (B)     Name and Address of Beneficiary:

                                    EarthLink, Inc.

                                    1375 Peachtree St., 7 North

                                    Atlanta, GA  30309

         3.17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to be sufficiently given or served when delivered in accordance with the provisions of the Agreement.

         3.18. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Secured Obligations or the creation or extension of a period of redemption form any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Secured Obligations and marshalling in the event of exercise by the Trustee or Beneficiary.

         3.19. Governing Law, etc. This deed of trust shall be governed by and construed in accordance with the laws of the State of California, except that grantor expressly acknowledges that by its terms the note and the loan agreement shall be governed and construed in accordance with the laws of the State of Georgia, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of Georgia governing contracts made and to be performed in that State, without regard to principles of conflict of law.

         3.20. Waiver of Trial by Jury. Grantor and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein. Grantor hereby waives all rights to interpose any counterclaim in any suit brought by Beneficiary hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

         3.21. Successors and Assigns. This Deed of Trust applies to and shall be binding on and inure to the benefit of all parties to this Deed of Trust and their respective successors and assigns.

         3.22. Acceptance. Notice of acceptance of this Deed of Trust by Beneficiary is waived by Grantor.

         3.23. Request for Notice. Grantor requests that a copy of any notice of default and a copy of any notice of sale be mailed to Grantor at Grantor's address set forth above.

         3.24. Request for Notice. In accordance with California Civil Code
Section 2924b, a request is hereby made by Grantor that a copy of any notice of default and a copy of any notice of sale under this Deed of Trust be mailed to Grantor at Grantor's address set forth in the first paragraph of this Deed of Trust.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

BORROWER:

                                        CIDCO INCORPORATED


                                        By: /s/ Paul G. Locklin
                                           -----------------------------------
                                        Name:
                                        Title:

                                        Signed, sealed and delivered in our
                                        presence:


                                        --------------------------------------
                                        By:


                                        --------------------------------------
                                        By:

                                 ACKNOWLEDGMENT

State of California            )
                               )    ss.
County of Santa Clara          )


         On October 17, 2001 before me personally appeared Paul Gordon Locklin, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity as the Officer OF Cidco Incorporated, Grantor, and that by his/her signature on the instrument of the entity upon behalf of which the person acted, executed the instrument.

                                        WITNESS my hand and official seal.

                                        /s/ Jovita Garcia-Duer
                                        --------------------------------------
                                        (SEAL)

                                    Exhibit A

Real property situated in the State of California, City of Morgan Hill, County of Santa Clara described as follows: Parcel 12, as shown on the parcel Map filed August 27, 1986, in Book 564, pages 21 and 22, Records of Santa Clara County.